UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

VAALCO Energy, Inc.

(Exact name of registrant as specified in is charter)

Delaware	1-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:

(713) 623-0801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other.

On November 28, 2017, VAALCO Energy, Inc. (the “Company”) announced that the workover operations for the South Tchibala 2-H and the South Tchibala 1-HB wells were completed, and the entire operation was conducted safely and efficiently with no injuries or environmental incidents.  However, on November 24, the electrical submersible pump (ESP) in a different well on the same platform, the Avouma 2-H well failed, resulting in that well being temporarily shut-in.  The well was producing approximately 1,925 barrels of oil per day (BOPD) gross, or 520 net to the Company, prior to being shut-in.

As previously announced, the ESP systems failed in both the South Tchibala 2-H and the South Tchibala 1-HB wells on the Avouma Platform. Following completion of workover operations on the South Tchibala 1-HB, which was restored at a rate of 1,100 BOPD gross, or 300 BOPD net to VAALCO, workover operations on the South Tchibala 2-H were completed and that well is currently producing at a stabilized rate of about 1,225 BOPD gross, or 330 BOPD net to VAALCO.  With the addition of the two recent workover wells, and taking into account the suspension of production from the Avouma 2-H well, total Company net production is currently averaging approximately 3,950 BOPD.    A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Dated: November 30, 2017	By:	/s/ Elizabeth D. Prochnow
Elizabeth D. Prochnow
Controller and Chief Accounting Officer